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                                                                EXHIBIT 10.28


                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Agreement is made and entered into as of November 1, 1996, ("the Effective Date") by and among Thermadyne Holdings Corporation (formerly TDII Company), a Delaware corporation ("Holdings"), together with its subsidiaries as herein defined (all called "the Employers") and Randall E. Curran ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employers desire to continue to employ Employee upon the terms set forth herein;

         WHEREAS, Employee desires to continue to be employed by Employers and to appropriately memorialize the terms and conditions of such employment;

         WHEREAS, Holdings is entering into this Agreement by and on behalf of itself and each trade or business in which its ownership and the value or voting power is at least 50% ("the Subsidiaries");

         NOW, THEREFORE, Employee and Employers, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

1.       Basic Employment Provisions.

                 (a) Employment and Term. Employers hereby employ Employee (hereinafter referred to as "the Employment") as Chairman of the Board, President and Chief Executive Officer of Holdings and Employee agrees to be employed by Employers in such capacities, all on the terms and conditions set forth herein. The Employment shall be for a period ("the Employment Period") that will (i) commence on the Effective Date and continue for at least three years thereafter (unless earlier terminated as provided herein) and (ii) renew on each anniversary of the Effective Date for a three-year period, on the same terms and conditions contained herein (unless earlier terminated as provided herein or Employee is timely provided a notice of nonrenewal as provided herein), such that the Employment Period shall extend for a period of three years from the date of each such extension. The Employers must provide Employee with written notice not less than 60 days in advance of the applicable anniversary of the Effective Date in order to avoid renewal of the employment Period on such anniversary as described above. Notice shall be deemed given on the date it is received by the Employee.

                 (b) Duties. Employee shall be subject to the direction and supervision of the Board of Directors of Holdings ("the Board") and, as the Chairman of the Board, President and Chief Executive Officer of Holdings, shall have those duties and responsibilities which are assigned to him during the Employment Period by
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         the Board consistent with his positions, provided that the Board shall not assign any greater duties or responsibilities to the Employee than are necessary to the Employee's faithful and adequate supervision of the overall management and businesses of the Employers. The Board shall not take any action which results in a diminution of Employee's position, authority, duties or responsibilities as of the date hereof. The parties expressly acknowledge that the Employee shall devote all of his business time and attention to the transaction of the Employer's businesses as is reasonably necessary to discharge his supervisory management responsibilities hereunder. Employee agrees to perform faithfully the duties assigned to him to the best of his ability.

2.       Compensation.

                 (a) Salary. Employers shall pay to Employee during the Employment Period a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such salary shall be Five Hundred Thirteen Thousand Four Hundred Dollars ($513,400) per annum. Such salary shall be reviewed no less frequently than annually by the Board and may be increased upon the approval of the Board in its sole discretion. Such salary shall accrue and be payable in accordance with the payroll practices of Employers' subsidiary or subsidiaries in effect from time to time. All such payments shall be subject to deduction and withholding authorized or required by applicable law.

                 (b) Bonus. During the Employment Period, Employee shall additionally participate in an annual bonus plan providing for an annual bonus opportunity of not less than 75% of Employee's annual salary.

                 (c) Benefits. During the Employment Period, Employee shall be entitled to participate in such other employee benefit plans, programs and arrangements as are customarily accorded the executives of Employers including without limitation, tax qualified profit sharing and retirement plans, stock option grants, employee stock purchase plan grants, group life, hospitalization and other insurance and vacations, on a basis no less favorable than as of the date of this Agreement. Holdings undertakes to file a registration statement with the Securities and Exchange Commission relating to the exercise of any stock options granted to Employee and resales of Holdings common stock acquired upon such exercise, to cause such registration statement to be declared effective, and to maintain the effectiveness of such registration statement throughout the duration of such stock options.





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3.       Termination.

                 (a) Death or Disability. Employment of Employee under this Agreement shall terminate automatically upon the death or total disability of Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the duties of his Employment due to mental or physical incapacity for a period of six (6) consecutive months.

                 (b) Cause. The Board may terminate the Employment of Employee under this Agreement for Cause. For the purposes of this Agreement, "Cause" shall be deemed to be (i) fraud or dishonesty which results in substantial personal enrichment at the expense of the Employers, (ii) competition with Employers or any subsidiary of Employers, or unauthorized use of any of Employers' or any such subsidiary's trade secrets or confidential information which results in a significant injury to the Employers or (iii) continued gross neglect by Employee of the duties assigned to him by the Board (if such neglect continues for thirty (30) days after written notice from the Board, which notice shall define the duties being neglected by Employee).

                 (c) Without Cause. Any of Employers, acting alone, may terminate the Employment of Employee under this Agreement without Cause.

                 (d) Constructive Termination. Employee may elect to terminate his Employment under this Agreement upon the failure of the Employers to comply with the terms of this Agreement, or upon receipt of notice from the Employers that the Employment Period shall not be renewed as described in Section 1(a) above.

4.       Compensation Following Termination.

                 (a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, this Agreement shall terminate, and no further compensation shall be payable to Employee except that Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits to which Employee is or may become entitled under any benefit plan, to receive Employee's then current basic compensation, plus an amount in lieu of bonus, which amount shall be determined as the average bonus received by Employee for the appropriate period (prorated for partial portions thereof) for the previous 24 months hereunder and all other benefits to which Employee would otherwise be entitled hereunder during the Employment Period for a period of 24 months from the date the Employment Period terminates.

                 (b) Termination for Cause or Voluntary Termination. If the Employment Period is terminated for Cause or voluntarily by the Employee for reasons other than those described in Section 3(a) or (d) above, no further compensation or benefits shall be paid to Employee after the date of termination, but Employee





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         shall be entitled to receive benefits to which he is or may become entitled pursuant to any benefit plan.

                 (c) Termination Without Cause; Constructive Termination. If the Employment Period is terminated pursuant to Section 3(c) or 3(d) above, Employee shall be entitled to continue to receive from Employers his then current basic compensation hereunder, plus an amount in lieu of bonus, which amount shall be determined as the average bonus received by Employee for the appropriate period (prorated for partial portions thereof) for the previous 24 months, such amount to continue to be paid in accordance with the payroll practices of Employers for a period equal to the period remaining in the Employment Period immediately prior to such termination and Employee shall further be entitled during such period both to continue to receive the benefits to which he would otherwise be entitled during the Employment Period pursuant to Section 2(c) above and to reimbursement for expenses incurred by Employee to own and maintain an automobile as contemplated by Section 5 below. Such continuation of compensation, benefits and automobile expenses shall continue for the period described above notwithstanding any earlier death or reemployment of Employee.

5. Expense Reimbursement. Upon the submission of properly documented expense account reports, Employers shall reimburse Employee for all reasonable travel and entertainment expenses incurred by Employee in the course of his Employment with Employers and for expenses incurred by Employee to own and maintain an automobile.

6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except that this Agreement and all of the provisions hereof may be assigned by Employers to any successor to all or substantially all their respective assets (by merger or otherwise) and may otherwise be assigned upon the prior written consent of Employee.

7.       Confidential Information.

                 (a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Employers, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employers or any subsidiary of Employers without the prior written consent of the Board.





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                 (b)      Definition.  As used herein, "Confidential
         Information" means information disclosed to or known by Employee as a direct or indirect consequence of or through the Employment about Employers or any subsidiary of Employers, or their respective businesses, products and practices which information is not generally known in the business in which Employers or any subsidiary of Employers is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Employee, (ii) released in writing by Employers to the public or to persons who are not under a similar obligation of confidentiality to Employers and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employers, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by either Employers for the benefit of Employee.

                 (c) Return of Property. Upon termination of the Employment, Employee will surrender to Employers all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Employers or any subsidiary of the Employers, and all copies thereof, and all other property belonging to the Employers or any subsidiary of the Employers, provided Employee shall be accorded reasonable access to such Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of any of the Employers.

8.       Agreement Not to Compete.

                 (a) Termination for Cause. In the event that the Employee is terminated for Cause or voluntarily terminates his Employment with Employers other than as a constructive termination, Employee hereby agrees that for a period of one (1) year following such termination, he shall not, either in his own behalf or as a partner, officer, director, employee, agent or shareholder (other than as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended) engage in, invest in or render services to any person or entity engaged in the businesses in which Employers or any subsidiary of Employers are then engaged and situated within any country.
         Nothing contained in this Section 8(a) shall be construed as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by Employee as of the date hereof.

                 (b) Termination Without Cause or for Disability; Constructive Termination. In the event that the Employment of Employee is terminated by Employers without Cause or as a result of the total disability of Employee or by Employee as a constructive termination, Employee hereby agrees that during the period that





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         Employee accepts payments from the Employers pursuant to Section 4(a)
         or Section 4(c) above, as applicable, neither he nor any affiliate shall, either in his own behalf or as a partner, officer, director, employee, agent or shareholder (other than as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended) engage in, invest in or render services to any person or entity engaged in the businesses in which Employers or any subsidiary of Employers is then engaged and situated within any country. Nothing contained in this Section 8(b) shall be construed as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by Employee as of the date hereof. In the event of Employee's violation of the provisions of Section 8(b), the right of Employee to receive any further payment pursuant to Section 4(a) or 4(c) above, as applicable, shall immediately terminate and the Employers shall be entitled to secure reimbursement from Employee for all payments made to Employee subsequent to the date of any such violation. The parties hereto hereby acknowledge and agree that the provisions of the immediately preceding sentence shall be the sole and exclusive remedy of the Employers in respect of any violation of this Section 8(b).

9. Agreement Not to Solicit Employees. Employee agrees that, for a period of three (3) years following the termination of the Employment Period, other than by Employers without Cause or as a result of the total disability of Employee or by Employee as a constructive termination, and only by reason of voluntary termination or termination for Cause, neither he nor any affiliate shall, on behalf of any business engaged in a business competitive with Employers or any subsidiary of Employers, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any agent of, either of Employers or any subsidiary of Employers to terminate his employment or agency, as the case may be, with either of Employers or such subsidiary; provided that such limitations shall not apply and that the contact with the Employee or consultant is initiated by a third party on a "blind basis" such as through a head hunter.

10. No Violation. Employee hereby represents and warrants to Employers that the execution, delivery and performance of this Agreement by Employee does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

11. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.





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12.      Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

                 Employers:             Thermadyne Holdings Corporation
                                        101 South Hanley, Suite 300
                                        St. Louis, Missouri 63105
                                        Attention:  Chief Executive Officer

                 Employee:              Randall E. Curran
                                        12 Edgewood Rd.
                                        St. Louis, Missouri 63124

13. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance for this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14. Amendments. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of Employers and by Employee.

15. Waiver. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Agreement.





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17.      Governing Law.  This Agreement shall be construed and enforced according to the laws of the State of Missouri.

18. Payment Upon Death of Employee. In the event of the death of Employee during the term hereof, any unpaid payments due either prior to Employee's death or after Employee's death shall be payable as designated by Employee in writing to Employers. In the event of the death of all such persons so designated by Employee, either prior to the death of the Employee or during any time when payments are due as provided herein, or in the event Employee fails to so designate, or withdraws all such designations, said payments thereafter shall be made to the Employee or to Employee's estate.

19. Prior Employment Agreement. This Agreement supersedes the employment agreement between Employee and Employers dated October 26, 1995.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                        EMPLOYERS:
                                        ---------

                                        THERMADYNE HOLDINGS CORPORATION



                                        By /s/  JAMES H. TATE
                                          -------------------------------------
                                        Title   Senior Vice President and
                                                Chief Financial Officer


                                        EMPLOYEE:
                                        --------



                                        /s/  RANDALL E. CURRAN
                                        ---------------------------------------
                                        Randall E. Curran





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